Exhibit 23.1




             CONSENT OF INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement on Form SB-2 of our report dated June 23, 2004, on our audits of the financial statements of Money Centers of America, Inc. as of March 31, 2004 and for the years ending March 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts."


/s/ Sherb & Co., LLP
New York, New York
February 14, 2005